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                                                                    EXHIBIT 3.4

                            CERTIFICATE OF MERGER
                                     OF
                             SENSE8 CORPORATION
                                    INTO
                         ENGINEERING ANIMATION, INC.


     The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

                  NAME               STATE OF INCORPORATION
                  ----               ----------------------
           Sense8 Corporation             California
       Engineering Animation, Inc.         Delaware


     SECOND: That an agreement and plan of merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware.

     THIRD: That the name of the surviving corporation of the merger is Engineering Animation, Inc.

     FOURTH: That the certificate of incorporation of Engineering Animation, Inc., a Delaware corporation, the surviving corporation, shall be its certificate of incorporation.

     FIFTH: That the authorized stock for the non-surviving corporation is Ten Million (10,000,000) shares of common stock with no par value.

     SIXTH: That the executed agreement and plan of merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 2321 North Loop Drive, Ames, Iowa 50010.

     SEVENTH: That a copy of the agreement and plan of merger will be furnished by the surviving corporation, on request and without cost to any stockholder of any constituent corporation.

                                    ENGINEERING ANIMATION, INC.



DATED: June 8, 1998                 BY:  /s/ Jamie Wade
                                        ----------------------------------
                                         Jamie Wade
                                    ITS: Vice President and General Counsel